                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Universal Mfg. Co.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

TO THE SHAREHOLDERS OF UNIVERSAL MFG. CO.:

Notice is hereby given that the Annual Meeting of the Shareholders of UNIVERSAL MFG. CO. will be held at the Regency West-Best Western, 909 South 107th Avenue (I-680 at Pacific Street), Omaha, Nebraska, on October 29, 1996 at 10:00 a.m., for the election of members of the Board of Directors for the ensuing year and for the transaction of such other business as may properly come before the meeting.

The date of record for voting at this 1996 Annual Meeting was the close of business on August 23, 1996. Only holders of common stock as of this record date are entitled to Notice of and to vote at the aforesaid meeting or any adjournment thereof.

It is hoped that as many Shareholders as possible will attend in person but if it will be impossible for you to do so, we request that you sign and return the enclosed Proxy in the envelope provided. Returning the Proxy does not prevent a Shareholder from attending the meeting and voting in person.

Beneficial owners of shares held in nominee name should read carefully the shareholder instruction forms which are customarily provided by brokerage firms and other nominee holders. Such forms customarily require beneficial owners who wish to request the issuance of a proxy from the nominee holder to check a box requesting the issuance of a proxy (rather than providing instructions as to voting of shares). By checking such box a shareholder who wishes to attend the meeting and vote such owner's shares should be able to obtain a proxy from the nominee holder. Shareholder instruction forms of themselves do not constitute proxies and the Company will not recognize, as proxies, shareholder instruction forms brought to the meeting and offered as proxies.

Enclosed with this Notice is the 1996 Annual Report of the Company.

By order of the Board of Directors.




                                            Donald D. Heupel, President
                                            T. Warren Thompson, Secretary

                                  UNIVERSAL MFG. CO.
                                 405 Diagonal Street
                                  Algona, Iowa 50511


                                 PROXY STATEMENT FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                                 OF UNIVERSAL MFG. CO.


                             To Be Held October 29, 1996


    The enclosed proxy is solicited by the Board of Directors of Universal Mfg. Co. for use at the Annual Meeting of Shareholders of the Company to be held on October 29, 1996, and at any adjournment thereof. Such meeting is to be held at Regency West - Best Western, 909 South 107th Avenue (I-680 at Pacific Street), Omaha, Nebraska, and will commence at 10:00 o'clock a.m. Such solicitation is being made by mail and the Company may also use its officers, directors and regular employees to solicit proxies from shareholders either in person or by telephone, telegraph or letter without extra compensation.

    Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy. Any revocation of a proxy may be in writing delivered to the Company or by oral statement of any shareholder in attendance at the Annual Meeting.

    This solicitation is being made by the Company. The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of directors, will be borne by the Company. Such cost will include the cost of supplying necessary additional copies of the solicitation material and the annual report to shareholders, for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such recordholders for completing the mailing of such material and report to such beneficial owners.

    Only shareholders of record of the Company's 816,000 shares of Common Stock outstanding as of the close of business on August 23, 1996, will be entitled to vote. Each share of Common Stock is entitled to one vote on any matter which may properly come before the meeting. This proxy statement and the enclosed form of proxy are being mailed to shareholders on or about September 25, 1996. The 1996 annual report of the Company to its shareholders is being mailed to shareholders with this proxy statement.

September 25, 1996

                                ELECTION OF DIRECTORS

    Three directors are to be elected at this Annual Meeting to hold office until the 1998 Annual Meeting of Shareholders or until a successor is duly elected and qualified. The Articles of Incorporation of the Company provide for classification of directors into two classes to be elected in alternate years for two-year terms. The Company's current Bylaws provide for seven directors, with three to be elected in 1996 and four to be elected in 1997. All of the nominees are presently directors of the Company and have been previously elected by the shareholders.

    In the absence of instructions to the contrary, the proxies solicited by the Board of Directors will be voted in favor of the election of the nominees listed in this proxy statement. If any such nominees shall withdraw or otherwise become unavailable, which is not expected, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors.

    Shareholders have cumulative voting rights. Each shareholder of record is entitled to as many votes as the total number of shares of Common Stock held of record by such shareholder multiplied by the number of directors to be elected by the shareholders. These votes may be divided among the total number of directors to be elected or distributed among any lesser number in such proportion as the shareholder may desire. Unless otherwise instructed, the proxy holders will vote the proxies received by them equally for each nominee shown in this proxy statement, reserving the right, however, to cumulate their votes and distribute them among the nominees in their discretion. By marking the appropriate box on the form of proxy, a shareholder may withhold authority to vote for all of the nominees listed below or, by inserting individual names in the blank space provided, may withhold the authority to vote for any one or more of such nominees. Neither shares nor proxies may be voted for a greater number of persons than the number of nominees shown below.

    The Trust Department of the First National Bank of Omaha will tally all votes cast in person or by proxy for the election of directors. As indicated in the proxy, where no direction is given with respect to proposal No. 1, the proxy will be voted for such proposal. Shareholders who neither submit a proxy nor attend the meeting, along with broker non-votes, will not be counted as either a vote for or against the election of a director. Directors will be elected upon receiving a majority of the votes cast in person or by proxy at the annual meeting, providing a quorum is present.

    The following table contains certain information with respect to the persons currently serving as directors including those persons nominated for election at the 1996 Annual Meeting of Shareholders:

Nominees:
                                                       Year First
                                                         Became       Term
 Name and Principal Occupation                   Age     Director     Expires
 -----------------------------                   ---     --------     -------

DONALD D. HEUPEL                                 49        1985         1996
 President of the Company
 Algona, Iowa

HARRY W. MEGINNIS                                69        1966         1996
 Retired
 Palm City, Florida

T. WARREN THOMPSON                               66        1969         1996
 Secretary of the Company
 Commercial Real Estate Broker
 Omaha, Nebraska

Other Directors:
                                                        Year First
                                                          Became       Term
 Name and Principal Occupation                    Age     Director     Expires
 -----------------------------                    ---     --------     -------

RICHARD W. AGEE                                  73        1970         1997
  President, The Huntington Corporation
  Real Estate Developer, Builder and Subdivider
  Lincoln, Nebraska

ANTHONY H. KELLY                                 74        1993         1997
 Retired
 Sioux City, Iowa

RICHARD E. McFAYDEN                              44        1984         1997
 Partner, Perrigrine Partners, a Real
 Estate Investment Partnership
 Professor of Business and Associate Director of
 Student Services, Buena Vista University
 Omaha, Nebraska

JOHN R. McHUGH                                   78        1963         1997
 Investments
 Rancho Mirage, California

     All directors and nominees for director have been in their respective occupations for more than the past five years, except Harry W. Meginnis who retired as President of

Meginnis Ford, an automobile dealership in Lincoln, Nebraska, in January of 1992. Messrs. Kelly and McHugh are brothers-in-law.

     There are no standing nominating or compensation committees of the Board of Directors. The Board of Directors acts as a whole as the Company's Audit Committee. The Board of Directors generally meets once each quarter. It held four regularly scheduled meetings during the fiscal year ended July 31, 1996, with each such meeting being a meeting of the Audit Committee, as well. As an Audit Committee, the Board of Directors reviews financial reporting and accounting matters, including the retaining of certified public accountants.

                                      MANAGEMENT

     Executive officers of the Company, and other significant employees of the Company, are listed below:

Name and Age                            Current Position and Business History
- --------------------------------------------------------------------------------
Donald D. Heupel (49) . . . . . . . . . President of the Company for more than the past five years.
Gary L. Christiansen (51) . . . . . . . Vice President of the Company since
                                        April 25, 1995; Treasurer of the Company
                                        since October 31, 1995; Controller of
                                        the Company from June 25, 1990, to
                                        October 31, 1995.
T. Warren Thompson (66) . . . . . . . . Secretary of the Company for more than the past five years; Treasurer of the
                                        Company until October 31, 1995.

                       COMPENSATION OF PRESIDENT AND DIRECTORS

     The following table sets forth all compensation paid or payable by the Company during the past fiscal year to the President of the Company, Mr. Donald
D. Heupel:

                              SUMMARY COMPENSATION TABLE
                                 Annual Compensation
- --------------------------------------------------------------------------------
NAME AND                                                    ALL OTHER
PRINCIPAL POSITION         YEAR(1)        SALARY          COMPENSATION
- --------------------------------------------------------------------------------
Donald D. Heupel,
President of the Company    1996        $58,254.02(2)       $18,000(3)

- --------------
(1)  For fiscal year ended July 31, 1996.

(2) Mr. Donald Heupel was compensated in fiscal 1996 partly by fixed salary and partly by commission expressed as a percentage of before-tax profits. Mr. Heupel's fixed salary for fiscal 1996 was $27,600. His commission percentage was one and one-half percent. The Board has established a minimum monthly commission to be paid to Mr. Heupel of $1,500. The total commission compensation paid to Mr. Heupel for fiscal 1996 was $30,654.02.

(3)  Mr. Heupel was paid $18,000 in director fees.

     All directors of the Company were paid $1,500 per month during the last fiscal year. In addition, Mr. Thompson was paid $2,800 during the last fiscal year for services rendered in his capacity as Secretary of the Company.

                            OWNERSHIP OF VOTING SECURITIES
                              BY DIRECTORS AND NOMINEES

     The following table sets forth the share ownership for each of the directors and nominees for director as of August 23, 1996:

                Name and Address             Amount and
                      of                Nature of Beneficial     Percent
Title of Class  Beneficial Owner             Ownership           of Class
- --------------  ----------------        --------------------     --------

Common Stock    Richard W. Agee              75,592(1)             9.26%
                2541 Woodleigh Lane
                Lincoln, NE 68502

Common Stock    Donald D. Heupel                500(2)             0.06%
                219 South Avenue
                Algona, IA 50511

Common Stock    Anthony H. Kelly                100                0.01%
                24 Ridgeview Road
                Sioux City, IA  51104

Common Stock    Richard E. McFayden          30,358                3.72%
                5215 California Street
                Omaha, NE 68132

                Name and Address             Amount and
                      of                Nature of Beneficial     Percent
Title of Class  Beneficial Owner             Ownership           of Class
- --------------  ----------------        --------------------     --------

Common Stock    John R. McHugh               22,931(3)             2.81%
                One Wake Forest Court
                Rancho Mirage, CA 92270

Common Stock    Harry W. Meginnis             2,700                0.33%
                12776 Mariner Court
                Palm City, FL 34990

Common Stock    T. Warren Thompson           20,725(4)             2.53%
                10018 Fieldcrest Drive
                Omaha, NE 68114

- --------------
(1) Includes 75,588 shares owned by his wife, Eloise Rogers Agee, with respect to which Mr. Agee may be regarded as having shared voting power and shared investment power.

(2) Includes 500 shares owned by him and his wife as joint tenants with respect to which Mr. Heupel may be regarded as having shared voting power and shared investment power.

(3) Includes 900 shares owned by his wife, Marion McHugh, with respect to which Mr. McHugh may be regarded as having shared voting power and shared investment power, and also includes 21,796 shares owned by Mr. McHugh and his wife as joint tenants with respect to which Mr. McHugh may be regarded as having shared voting power and shared investment power.

(4) Includes 400 shares owned by his wife, Patricia M. Thompson, with respect to which Mr. Thompson may be regarded as having shared voting power and shared investment power.

     In addition to the shared voting power and shared investment power indicated in the above footnotes, spouses of the persons listed may be regarded as having beneficial ownership and shared voting power and shared investment power with respect to the shares shown.

     The following table sets forth certain information as to the shares of Common Stock beneficially owned by all officers and directors of the Company as a group as of August 23, 1996:

                               Amount and Nature of
          Title of Class       Beneficial Ownership         Percent of Class
          --------------      ----------------------        ----------------
          Common Stock             152,906(1)                    18.73%

- ---------------
(1) Includes 99,184 shares with respect to which members of the group may be regarded as having shared voting power and shared investment power.

                          SECTION 16(a) BENEFICIAL OWNERSHIP
                                 REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by an SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the last fiscal year its officers, directors and greater than ten-percent beneficial owners complied with applicable Section 16(a) filing requirements, except: (1) John R. McHugh failed to timely file one Form 4 report relating to one transaction that occurred on June 27, 1996, but such transaction was reported on a Form 5 filed with the SEC on August 8, 1996; (2) Richard E. McFayden failed to timely file one Form 4 report (but subsequently filed a Form 5 report) relating to a transaction which occurred in March 1996 in which Common Stock of the Company owned by a partnership in which Mr. McFayden was a partner was distributed to him upon dissolution of the partnership; and
(3) Gary L. Christiansen failed to timely file a Form 3 report notifying the SEC of his appointment as Vice President of the Company on April 25, 1995. Although Mr. Christiansen owns no stock in the Company, he subsequently corrected this filing error by submitting a Form 5 to the SEC.

                        PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth the names and certain information with respect to each person who, as of August 23, 1996, was known by the Company to be the beneficial or record owner of more than five percent (5%) of the Company's Common Stock:


                  Name and Address      Amount and Nature          Percent
                       of                 of Beneficial              of
Title of Class    Beneficial Owner           Ownership              Class
- --------------   ------------------     -------------------        -------
Common Stock     Eloise Rogers Agee          75,592(1)              9.26%
                 2541 Woodleigh Lane
                 Lincoln, NE  68502

Common Stock     Cede & Co.                 356,634(2)             43.70%
                 Box 20
                 Bowling Green Station
                 New York, NY  10004

Common Stock     Mary McFayden Donahue       46,258                 5.67%
                 1301 South 80th Street
                 Omaha, NE  68124

Common Stock     Patricia Ann Rasmussen      46,136(3)              5.65%
                 93 Palma Drive
                 Rancho Mirage, CA 92270

                  Name and Address      Amount and Nature          Percent
                       of                 of Beneficial              of
Title of Class    Beneficial Owner           Ownership              Class
- --------------   ------------------     -------------------        -------

Common Stock     Thomas Rasmussen            99,436(4)             12.18%(5)
                 5808 Xeres Avenue South
                 Edina, MN 55410

- ---------------
(1) Includes four shares owned by her husband, Richard W. Agee, with respect to which Mrs. Agee may be regarded as having shared voting power and shared investment power.

(2) The Company's stock transfer records reflect that these shares are held in nominee name. The Company believes these shares are beneficially owned by more than one beneficial owner.

(3) According to a Schedule 13D filed with the SEC on August 26, 1994, Ms. Rasmussen disclosed that with respect to these 46,136 shares she has shared voting power and shared dispositive power with her son, Thomas Rasmussen (who is listed below).

(4) According to a Schedule 13D filed with the SEC on August 26, 1994, Mr. Rasmussen disclosed that he had sole voting power over 100 shares; shared voting power over 99,336 shares, which includes 46,136 shares held by his mother, Patricia Ann Rasmussen (who is listed above), and 53,200 shares held by him as trustee of a trust of which he is one of four beneficiaries; sole dispositive power over 53,300 shares, including 100 shares held by him directly and 53,200 shares held by him as trustee of the aforementioned trust; and shared dispositive power over 46,136 shares owned by Patricia Ann Rasmussen. In such Schedule 13D, Mr. Rasmussen disclaimed beneficial ownership of any securities held by or for the benefit of his mother, Patricia Ann Rasmussen.

(5) This 12.18% includes the 5.65% beneficially owned by Patricia Ann Rasmussen (as disclosed above). See note 4 above for further discussion.

     In addition to the persons listed above, any spouses of the persons listed may be regarded as having beneficial ownership and shared voting power and shared investment power with respect to the shares shown.

                                 FINANCIAL STATEMENTS

     The Company's annual report for the fiscal year ended July 31, 1996, including financial statements, has accompanied or preceded the mailing of this proxy statement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER SOLICITED A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED JULY 31, 1996. A WRITTEN REQUEST FOR SUCH REPORT SHOULD BE DIRECTED TO DONALD D. HEUPEL, PRESIDENT, UNIVERSAL MFG. CO., 405 DIAGONAL STREET, ALGONA, IOWA 50511.

                                    AUDIT MATTERS

     The Board of Directors of the Company at its meeting of July 16, 1996, selected the accounting firm of Deloitte & Touche LLP, independent certified public accountants, to conduct the audit examination of the Company and its subsidiary for the fiscal year ending July 31, 1997, and to prepare the Company's corporate income tax returns for the same fiscal year.

     Representatives of the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                               SHAREHOLDERS' PROPOSALS

     In order for any proposal of shareholders to be presented as an item of business at the 1997 Annual Meeting of Shareholders of the Company, the proposal must be received at the Company's principal executive offices no later than May 28, 1997.

                                    OTHER MATTERS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

                                        By Order of the Board of Directors



                                        Donald D. Heupel
                                        President

September 25, 1996

UNIVERSAL MFG. CO. AND
WHOLLY-OWNED SUBSIDIARY

Consolidated Financial Statements as of
and for the Three Years Ended July 31, 1996 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Universal Mfg. Co.:

We have audited the accompanying balance sheets of Universal Mfg. Co. as of July 31, 1996 and 1995 and the related statements of income and retained earnings and of cash flows for each of the three years in the period ended July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Universal Mfg. Co. at July 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended July 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in August 1993, the Company changed its methods of accounting for income taxes and for product cores.

Omaha, Nebraska
August 16, 1996

UNIVERSAL MFG. CO.


BALANCE SHEETS
JULY 31, 1996 AND 1995
- --------------------------------------------------------------------------------------------

ASSETS                                                         1996                1995
CURRENT ASSETS:
  Cash and cash equivalents                               $   934,072         $   210,467
  Short-term investments (at fair value)                         -                 67,597
  Accounts receivable                                       1,654,992           1,419,177
  Inventories (Notes 2 and 3)                               2,479,713           2,523,983
  Income taxes recoverable                                       -                109,646
  Prepaid expenses                                             50,282              37,976
                                                          -----------         -----------
       Total current assets                                 5,119,059           4,368,846
                                                          -----------         -----------

DEFERRED INCOME TAXES (Notes 2 and 6)                          42,329              42,329

LEASE RECEIVABLE (Note 4)                                      26,073              36,249

PROPERTY - At cost:
  Land                                                        120,499             167,429
  Buildings                                                 1,099,594           1,075,550
  Machinery and equipment                                     899,997             766,010
  Furniture and fixtures                                      209,947             196,896
  Trucks and automobiles                                      699,240             654,321
                                                          -----------         -----------
       Total property                                       3,029,277           2,860,206
  Less accumulated depreciation                            (1,985,407)         (1,854,211)
                                                          -----------         -----------
       Property - net                                       1,043,870           1,005,995
                                                          -----------         -----------

                                                          $ 6,231,331         $ 5,453,419
                                                          -----------         -----------
                                                          -----------         -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                        $ 1,507,944         $ 1,265,713
  Dividends payable                                           204,000             163,200
  Payroll taxes                                                10,539               9,312
  Income taxes payable                                         56,790                -
  Accrued compensation                                         90,046              88,335
  Accrued local taxes                                          13,984              19,690
                                                          -----------         -----------
       Total current liabilities                            1,883,303           1,546,250
                                                          -----------         -----------

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value - authorized, 2,000,000
    shares; issued and outstanding, 816,000 shares            816,000             816,000
  Additional paid-in capital                                   17,862              17,862
  Retained earnings                                         3,514,166           3,073,307
                                                          -----------         -----------
       Total stockholders' equity                           4,348,028           3,907,169
                                                          -----------         -----------

                                                          $ 6,231,331         $ 5,453,419
                                                          -----------         -----------
                                                          -----------         -----------


See notes to financial statements.

UNIVERSAL MFG. CO.


STATEMENTS OF INCOME AND RETAINED EARNINGS
THREE YEARS ENDED JULY 31, 1996
- ----------------------------------------------------------------------------------------------------------------

                                                               1996                1995                1994
NET SALES                                                 $17,678,542         $14,762,085         $13,118,372

COST OF GOODS SOLD                                         13,836,818          11,600,552          10,286,055
                                                          -----------         -----------         -----------

GROSS PROFIT                                                3,841,724           3,161,533           2,832,317

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                2,019,079           1,885,622           1,924,736

EPA PROJECT COSTS (Note 7)                                       -                   -                182,680
                                                          -----------         -----------         -----------
           Total operating expenses                         2,019,079           1,885,622           2,107,416
                                                          -----------         -----------         -----------

INCOME FROM OPERATIONS                                      1,822,645           1,275,911             724,901

OTHER INCOME:
  Interest (net)                                               31,153              15,206              12,977
  Other                                                        35,152              28,785              71,770
                                                          -----------         -----------         -----------
           Total other income                                  66,305              43,991              84,747
                                                          -----------         -----------         -----------

INCOME BEFORE INCOME TAXES                                  1,888,950           1,319,902             809,648

INCOME TAXES (Note 6)                                         754,491             501,086             329,016
                                                          -----------         -----------         -----------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES                                     1,134,459             818,816             480,632

CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING
  PRINCIPLES (Note 2)                                            -                   -                284,061
                                                          -----------         -----------         -----------

NET INCOME                                                  1,134,459             818,816             764,693

RETAINED EARNINGS, BEGINNING OF YEAR                        3,073,307           2,907,291           2,632,198
                                                          -----------         -----------         -----------
                                                            4,207,766           3,726,107           3,396,891

LESS CASH DIVIDENDS - ($.85, $.80 and $.60 per
  share in 1996, 1995 and 1994, respectively)                 693,600             652,800             489,600
                                                          -----------         -----------         -----------

RETAINED EARNINGS, END OF YEAR                            $ 3,514,166         $ 3,073,307         $ 2,907,291
                                                          -----------         -----------         -----------
                                                          -----------         -----------         -----------

EARNINGS PER COMMON SHARE:
  Income before cumulative effect of changes in
    accounting principles                                     $  1.39         $      1.00         $      0.59
  Cumulative effect of changes in accounting principles          -                   -                   0.35
                                                          -----------         -----------         -----------

           Net income                                     $      1.39         $      1.00         $      0.94
                                                          -----------         -----------         -----------
                                                          -----------         -----------         -----------

PRO FORMA AMOUNTS ASSUMING THE NEW CORE
  ACCOUNTING METHOD IS APPLIED RETROACTIVELY:
    Net income                                            $ 1,134,459         $   818,816         $   480,632
                                                          -----------         -----------         -----------
                                                          -----------         -----------         -----------

    Earnings per common share                             $      1.39         $      1.00         $      0.59
                                                          -----------         -----------         -----------
                                                          -----------         -----------         -----------


See notes to financial statements.

UNIVERSAL MFG. CO.


STATEMENTS OF CASH FLOWS
THREE YEARS ENDED JULY 31, 1996
- ----------------------------------------------------------------------------------------------------------------

                                                               1996                1995                1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $ 1,134,459         $   818,816         $   764,693
  Adjustments to reconcile net income to net cash from
   operating activities:
    Depreciation                                              184,406             149,786             165,729
    Cumulative effect of changes in accounting principles        -                   -               (284,061)
    Deferred income taxes                                        -                (22,586)             10,100
    Gain on sale of property                                  (14,634)             (4,920)            (34,494)
    Effect of changes in operating assets and liabilities:
      Accounts receivable                                    (235,815)            131,288            (278,918)
      Inventories                                              44,270            (203,350)           (326,507)
      Income taxes recoverable                                109,646            (109,646)             14,369
      Prepaid expenses                                        (12,306)             46,411             (36,203)
      Accounts payable                                        242,231            (117,845)            673,347
      Dividends payable                                        40,800              40,800                -
      Payroll taxes                                             1,227              (2,676)             (2,818)
      Income taxes payable                                     56,790            (143,848)            (56,430)
      Accrued compensation                                      1,711             (32,292)              8,988
      Accrued local taxes                                      (5,706)               (710)               (719)
                                                          -----------         -----------         -----------
        Net cash flows from operating activities            1,547,079             508,428             617,076
                                                          -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property                               81,063              38,724              50,046
  Purchases of property                                      (278,534)           (365,610)           (203,828)
  Purchases of investments                                       -                 (3,197)             (2,165)
  Proceeds from maturities of investments                      67,597                -                   -
                                                          -----------         -----------         -----------
        Net cash flows from investing activities             (129,874)           (330,083)           (155,947)
                                                          -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of deferred compensation                               -                   -                 (4,800)
  Payment of dividends                                       (693,600)           (652,800)           (489,600)
                                                          -----------         -----------         -----------
        Net cash flows from financing activities             (693,600)           (652,800)           (494,400)
                                                          -----------         -----------         -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                       723,605            (433,655)            (33,271)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                210,467             644,122             677,393
                                                          -----------         -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                  $   934,072         $   210,467         $   644,122
                                                          -----------         -----------         -----------
                                                          -----------         -----------         -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Income taxes                                          $   595,805         $   729,514         $   359,729
                                                          -----------         -----------         -----------
                                                          -----------         -----------         -----------


See notes to financial statements.

UNIVERSAL MFG. CO.
NOTES TO FINANCIAL STATEMENTS
THREE YEARS ENDED JULY 31, 1996
- --------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION - Effective August 1, 1994, Allied Sales Co., a wholly-owned subsidiary of Universal Mfg. Co. (the Company), was dissolved as a separate company and is now a division of the Company. For the year ended July 31, 1994 and prior years, the financial statements were presented on a consolidated basis and all material intercompany balances, transactions and profits were eliminated.

    NATURE OF OPERATIONS - The Company is engaged in the business of remanufacturing and selling on a wholesale basis remanufactured engines and other remanufactured automotive parts for Ford, Lincoln and Mercury automobiles and trucks. The Company is a franchised remanufacturer for Ford Motor Company with a defined sales territory. The Company purchases the majority of its new raw materials from Ford Motor Company. Remanufactured engines for non-Ford vehicles are also marketed on a limited basis. The principal markets for the Company's products are automotive dealers and jobber supply houses. The Company has no separate segments, major customers, foreign operations or export sales.

    USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES - Inventories are stated at the lower of cost (last-in, first-out method) or market.

    INVESTMENTS - Short-term investments are considered as either trading securities or available for sale securities and, accordingly, are carried at fair value in the Company's financial statements.

    DEPRECIATION, MAINTENANCE, AND REPAIRS - Property is depreciated generally as follows:

         ASSETS                   DEPRECIATION METHOD           LIVES

      Buildings                   Straight-line and
                                    declining-balance         10-20 years
      Machinery and equipment     Declining-balance            7-10 years

      Furniture and fixtures      Declining-balance            5-7 years

      Trucks and automobiles      Declining-balance            3-5 years


    Maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized and depreciated over their estimated useful service lives. The applicable property accounts are relieved of the cost and related accumulated depreciation upon disposition. Gains or losses are recognized at the time of disposal.

    REVENUE RECOGNITION - Sales and related cost of sales are recognized primarily upon shipment of products.

    CASH EQUIVALENTS - For purposes of the Statements of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

    FINANCIAL INSTRUMENTS - Cash and cash equivalents, accounts receivable and accounts payable are short-term in nature and the values at which they are recorded are considered to be reasonable estimates of their fair values.

    EARNINGS PER SHARE - Earnings per share have been computed on the weighted average number of shares outstanding during the years (816,000 shares).

    RECLASSIFICATIONS - Certain balances reported in 1995 and 1994 have been reclassified to conform with the current year presentation.

2.  CHANGES IN ACCOUNTING PRINCIPLES

    ACCOUNTING FOR INCOME TAXES - Effective August 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), ACCOUNTING
    FOR INCOME TAXES.   This statement supersedes both Accounting Principles
    Board Opinion No. 11 and SFAS 96, the previous authoritative literature on income tax accounting. The cumulative effect of adopting SFAS 109 on the Company's financial statements was to decrease net income by $29,196 ($.04 per share) for the year ended July 31, 1994.

    PRODUCT CORES - The Company changed it method of accounting for product cores by the establishment of small parts core inventories and the elimination of customer core deposit reserve accounts. These changes will conform the accounting for product cores to the method used for all other classes of inventory, and will provide for a better match of revenues and costs related to small parts sales, which are expected to become more significant as a result of increased sales to other remanufacturers and distribution program sales. The cumulative effect of the accounting change on the Company's financial statements was to increase net income by $313,257 ($.39 per share) for the year ended July 31, 1994.

    INVESTMENTS - During the year ended July 31, 1995 the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The adoption of SFAS No. 115 had no effect on the 1995 financial statements.

3.  INVENTORIES

    The major classes of inventory are as follows:

                                                       1996         1995

      Product cores                                $  889,164   $  824,737
      Raw materials                                   496,439      580,054
      Finished engines                                208,295      375,322
      Finished small parts                            885,815      743,870
                                                   ----------   ----------

                                                   $2,479,713   $2,523,983
                                                   ----------   ----------
                                                   ----------   ----------

    If inventories were valued at the lower of cost (first-in, first-out method) or market, inventories would have been $5,483,024 and $5,636,290 at July 31, 1996 and 1995, respectively.

4.  LEASE RECEIVABLE

    On May 26, 1993, the Company, as lessor, entered into a lease agreement with another manufacturer to lease equipment at 8% interest, for a sixty-month period. The total minimum lease payments are $54,746 and the unearned income is $28,673 at July 31, 1996. These amounts are shown on a net basis for financial statement purposes.

5.  NOTES PAYABLE

    The Company has in place a revolving line of credit aggregating $400,000 which expires in January 1997. The interest rate was 9% as of July 31, 1996 and is subject to change based on the associated bank's base rate. There were no outstanding borrowings under this line as of July 31, 1996 and 1995.

6.  INCOME TAXES

    The provision for income taxes for the years ended July 31, 1996, 1995 and 1994 is as follows:

                                            1996           1995           1994

      Current income taxes             $  754,491     $  523,672     $  318,916
      Deferred income taxes                  -           (22,586)        10,100
                                       ----------     ----------     ----------

      Income tax provision             $  754,491     $  501,086     $  329,016
                                       ----------     ----------     ----------
                                       ----------     ----------     ----------



    The tax effect of differences in the timing of revenues and expenses for tax and financial statement purposes is as follows:

                                            1996           1995          1994

      Depreciation                     $   40,590     $     -        $  13,192
      Uniform inventory capitalization      1,752        (13,128)       (6,448)
      Vacation pay accruals                 5,788          1,834         7,004
      Other                               (48,130)       (11,292)       (3,648)
                                       ----------     ----------     ----------

      Deferred income taxes            $     -        $  (22,586)    $  10,100
                                       ----------     ----------     ----------
                                       ----------     ----------     ----------

    A reconciliation between statutory and effective tax rates is as follows:


                                           1996           1995          1994

      Income before income taxes       $1,888,950     $1,319,902     $ 809,648
      Statutory rate                           34%            34%           34%
                                       ----------     ----------     ---------
      Income taxes at statutory rates     642,243        448,767       275,280
      Tax effect of:
        State taxes                        85,320         62,552        32,528
        Other - net                        26,928        (10,233)       21,208
                                       ----------     ----------     ---------

      Total income taxes               $  754,491     $  501,086     $ 329,016
                                       ----------     ----------     ---------
                                       ----------     ----------     ---------


7.  EPA PROJECT COSTS

    In February, 1991, the Company was served with a complaint from the United States Environmental Protection Agency (EPA) which contained eight counts of alleged violations of the Resource Conservation and Recovery Act of 1976 and the Hazardous Solid Waste Amendments of 1984. The complaint alleged, among other things, that the Company failed to adequately test and properly transport certain residue of hazardous wastes which it was treating at its facility. The Company entered into a Consent Agreement and Consent Order with the EPA dated May 6, 1994, which provided for settlement of this complaint.

    This settlement called for payment of a civil penalty of $32,955, and for the completion of certain remedial projects, estimated to cost $149,725. Total costs paid as of July 31, 1996 are $90,113. The remaining amount of $59,612 has been recorded in the accompanying financial statements.

                               UNIVERSAL MFG. CO.
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 29, 1996

     The undersigned hereby constitutes and appoints John R. McHugh and Richard
E. McFayden, or either of them, or any substitute appointed by either of them, the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of UNIVERSAL MFG. CO. to be held at the Regency West-Best Western, 909 South 107th Avenue, Omaha, Nebraska, on the 29th day of October, 1996, at 10:00 a.m., or at any adjournment thereof.

(1)  Election of Directors

         / / FOR the following nominees, for the terms of office designated in the Company's Proxy Statement, except those listed in the blank
                    space below:   Donald D. Heupel, Harry W. Meginnis,
                                   T. Warren Thompson
              __________________________________________________________________
         / /  WITHHOLD authority to vote for the above-listed nominees.
              INSTRUCTIONS:   To withhold authority to vote for any specific
                              nominee or nominees, the name of such nominee or nominees for whom authority is to be withheld should be printed on the blank line provided above. To withhold authority to vote for all of the above-listed nominees, the box next to the word "WITHHOLD" should be marked.

(2) In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL (1), IT WILL BE VOTED FOR SUCH PROPOSAL.

DATED: ___________________, 1996.

________________________________________________________________________________
                                    Signature


________________________________________________________________________________
                                    Signature

                                               (When signing as attorney,
                                               executor, administrator, trustee,
                                               guardian or conservator, or
                                               officer of a corporation, give
                                               full title. All joint tenants
                                               must sign.)